EXHIBIT 99.2

Diamond Resorts International, Inc. Announces $100 Million Share Repurchase Program

Diamond Resorts International, Inc. (NYSE: DRII) (the “Company”) announced today that its Board of Directors authorized a share repurchase program allowing for the expenditure of up to $100 million for the repurchase of the Company’s common stock. Repurchases will be made from time to time in accordance with applicable securities laws in the open market and/or in privately negotiated transactions, and may include repurchases pursuant to Rule 10b5-1 trading plans. The share repurchase program is effective immediately, and repurchases may begin as soon as November 3, 2014.
David F. Palmer, President and Chief Executive Officer, stated, “Our Board of Directors has authorized a $100 million share repurchase program that we anticipate initiating this quarter. This repurchase program reflects the Company’s strong financial condition and the confidence our Board and management team have in our ability to continue executing and generating strong free cash flow, and this program will not preclude us from other opportunities to effectively utilize our cash. We view this program as an effective way to enhance shareholder value, as we see tremendous value in Diamond’s stock.”
The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended at any time at the Company’s discretion. The timing and amount of share repurchases will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the Company’s credit agreement, and other factors.
About Diamond Resorts International®

Diamond Resorts International®, with its network of 313 vacation destinations located in 34 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australia and Africa provides guests with choices and flexibility as they design their dream vacation, whether they’re traveling an hour away or around the world. Our hassle-free, relaxing vacations give guests a truly memorable experience every time, for a lifetime.

Diamond Resorts International® owns, operates and manages vacation ownership resorts and, through resort and partner affiliation agreements, provides members and owners with access to 93 managed resorts, 162 affiliated resorts, 52 affiliated hotels and six cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit www.DiamondResorts.com.

Cautionary Notes

This press release contains forward-looking statements, including statements about the Company’s current expectations regarding future repurchases of its common stock. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “plan,” “will,” “would,” “should,” “could,” “believe” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause actual results or performance to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, future economic, competitive and market conditions; the market price of the Company’s stock prevailing from time to time; alternative uses of cash and the nature of other investment opportunities presented to the Company from time to time; the Company’s compliance with the financial and other covenants contained in the credit agreement with respect to the Company’s senior secured credit facility; and future business decisions. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.
Source: Diamond Resorts International, Inc.
Media:
Diamond Resorts International®
Stevi Wara, 702-823-7069
media@diamondresorts.com
or
Investor:
Sloane and Company
Joshua Hochberg, 212-486-9500
jhochberg@sloanepr.com